IMI Global
P.O. Box 1291
Platte City, MO  64079
816-858-4796


From:    John Saunders
To:      Jeff Schoen
Date:    July 22, 2005
Re:      Source and Age Verification Program Development

Dear Jeff: Thank you very much for the opportunity to submit our ideas. We are excited about the chance to work with Merial SureHealth on this exciting project. For your review, I have submitted the following proposal as a potential framework for the relationship. The primary goals include: 1) Helping Meriel SureHealth achieve Quality Systems QSA certification for all participating sale barns and 2) PVP certification for all suppliers to the program. Thanks again, John

Background The Merial SureHealth program is one of the most widely recognized pre-conditioning programs in the industry. Based on the level of participation and recent industry migration towards source and age verification, Merial is evaluating an opportunity to increase value to participants by providing additional certifications to producers such as source and age verification to meet QSA and BEV program instruction requirements.

IMIGlobal, Inc. is a leader in providing source and age verification and traceability systems for the beef industry. Merial has approached IMIGlobal with the opportunity to partner in the implementation of a source and age verification program to work in conjunction with the current SureHealth and Ivac programs.

Project Components
1.       SureHealth Market Facility USDA QSA Umbrella Certification
o        Conducted with each participating Sale Barn
o        Electronic Tag Distribution and Allocation
o        Included on USDA's QSA Approved Supplier List
2.       Producer PVP Certification
o        Centralized/Online Producer Training
o        Centralized/Online Producer Auditing
o        Onsite Producer Training and Auditing
o        Manual Data Entry
o        Included on IMIGlobal's USVerified PVP Approved Supplier List

Merial SureHealth Source and Age Verification - Multi-Location QSA Setup
            -------------- ---------------------------------------------------
Project Components

Item
Type
Description
Cost

1.
Setup
Umbrella QSA Program Setup - EID Distribution and Allocation
o        Quality Manual Development, up to 250 hours*
o        One master program and location specific documents
o        Standard Operating Procedure and supporting documents
o        EID Tag Distribution and Allocation Web Application
o        On-going Training Sessions (6 Per Month)
o        Initial internal audit

$30,000


Support
QSA Document Control and Support - USVerified.com
o        Best Value in online document management
o        Includes standard updates
o        1 hour per month support included*

$150/Month/Sale Barn






2.
Setup
Producer PVP Certification - USVerified.com
o        Source and Aged Data Management and Storage
o        Centralized/Online Producer Training and Auditing
o        Supplier Evaluation and Risk Assessment Service
o        100 Head minimum per Evaluation

$.50/Animal


Support
Manual Data Entry
o        IMIGlobal will enter data directly from fax or mailed copy

$.50/Animal






*All time required beyond the time designated, is billable at $150.00/hour


Additional Clauses:
1. Total estimate is subject to time of production and accurate information provided by client.
2. Does not include travel and associated costs. All travel will be pre-approved by Merial.
3. This agreement is between Merial and IMI Global. Any third party participants will be required to sign
         IMI Global's Non Disclosure Agreement.
4. The resulting Merial and the resulting QSA shall not be commercially replicated without written consent from IMI Global.
5. In signing this contract Merial agrees they will not re-distribute or re-market the documents and/or processes implemented by IMI Global through its USVerified System for Merial.
6. Payments will be invoiced as the QSA program is developed and payable upon receipt of the invoice.
7. The terms in this contract are valid 30 days from the date identified above.



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